UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2007

Maverick Oil and Gas, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-50428	98-0377027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16415 Addison Road, Suite 850, Addison, TX	75001-5332
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (214) 239-4333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions.   Important factors that could have an effect on our business could cause actual results to differ materially from our expectations. These include, but are not limited to: (1) our ability to enter into definitive agreements regarding the restructuring of our outstanding secured convertible debentures in accordance generally with the term sheet described within this Current Report; (2) our ability to sustain our operations as a going concern for more that the immediate term given our limited capital resources and absence of any cash flow from operations; (3) our ability to locate and finance the acquisition of income producing properties in the future sufficient to maintain the Company as a viable concern, given our currently limited capital resources; and (4) our ability to find industry partners or otherwise facilitate the commercial development of our interest in the Fayetteville shale play given our currently limited capital resources. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our annual report on Form 10-K, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 8.01                      Other Events

On June 18, 2007, we entered into a term sheet that describes certain terms under which the repayment and other terms of our outstanding secured convertible debentures (the "Existing Debentures") and the associated warrants would be restructured. If the transaction described in the term sheet is completed, our Existing Debentures with an aggregate principal balance of approximately $26.8 million would be exchanged for new secured convertible debentures with an extended maturity date (the “Replacement Debentures”) and the associated warrants providing the right to purchase approximately 77 million shares of our common stock (the "Existing Warrants") would be exchanged for new warrants (the "Replacement Warrants"). The following is a summary of certain terms contained in the term sheet. The term sheet is not binding upon any party and the there is no assurance that the transactions described below will be completed.

Exchange of Debentures

The Replacement Debentures would be identical to the Existing Debentures, with the following changes:

●	The Replacement Debentures would be convertible into shares of our common stock at a conversion price of $0.25 per share.
●	The maturity date for the Replacement Debentures would be 24 months from the date of issuance.
●
We would have the obligation to repurchase one-third of the face value of the Replacement Debentures, without premium, outstanding as of the Amendment Date on each of the fifteenth and twenty first month anniversary of the date of issuance.

●	The self amortizing mechanism and the associated liquidation payments contained in the Existing Debentures would be eliminated.
●
We would have the ability to redeem the Replacement Debentures without premium in cash at par with up to 60 days of notice, the exact duration of which would be determined by the holder upon our submission of the redemption notice.

●
The Replacement Debentures would not have anti-dilution protection mechanisms typically used to protect the holders from our issuance of securities below the conversion price.  Other anti-dilution mechanisms such as adjustments for stock splits, distributions etc. would be included in the Replacement Debentures.

●
We would be permitted to raise additional debt capital explicitly subordinated to the Replacement Debentures with respect to our Fayetteville property and our other existing properties. However, such additional debt capital would be permitted to be senior to the Replacement Debentures with respect to any new properties we purchase with such capital.

●	The principal amount of the Replacement Debentures would be increased by the amount of the holders' legal fees associated with the amendment

Exchange of Warrants

The Existing Warrants would be exchanged for the Replacement Warrants. The Replacement Warrants would be identical to the Existing Warrants, except that the Replacement Warrants: (i) would have a strike price equal to $0.01 after giving effect to the reverse stock split discussed below; and (ii) would omit our obligation to repurchase the warrants in the event of a fundamental transaction. However, the Replacement Warrants would be treated as common stock with respect to the value paid to our shareholders in the event of a change of control.

Reverse Stock Split

As a condition to the exchange, we would be required to take the steps necessary to secure the written consent from those shareholders whose votes would be sufficient to effectuate a reverse stock split. Within 10 days from the date of the amendment, we would be required to file an appropriate information statement with the Securities and Exchange Commission and take steps necessary to effectuate a reverse stock split.

Registration Rights

We would not be required to register the shares underlying the Replacement Debentures and the Replacement Warrants. However, the holders of the Replacement Debentures and the Replacement Warrants would have piggyback registration rights until all underlying shares are registered.

Right of First Refusal

The holders of the Existing Debentures would waive their right of first refusal for common stock transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: June 22, 2007	By:/s/ Stephen M. Cohen Stephen M. Cohen, CEO

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